UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2013

HMS Income Fund, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 12, 2013, HMS Income Fund, Inc. (the “Company”) issued a press release announcing that its 2013 annual meeting of stockholders will be held at 9:00 a.m. Central Time on Wednesday, August 7, 2013. The meeting will be held at the Williams Tower Conference Center, Level 2 – Uptown Room, 2800 Post Oak Boulevard, Houston, Texas 77056. Stockholders of record as of the close of business on May 10, 2013 will be entitled to notice of and to vote at the annual meeting.

Additionally, the Company announced in the press release that the deadline for stockholders to submit stockholder proposals for inclusion in the proxy materials for the 2013 annual meeting is the close of business on Friday, May 10, 2013. Such proposals should be delivered to the following address: HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Secretary, and shall be in the form described in Article II, Section 11 of the Company’s Amended and Restated Bylaws.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
99.1	Press Release by HMS Income Fund, Inc. dated April 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

April 12, 2013	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

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